Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Quarterly Report of The Macreport.net, Inc. (the "Company") on Form 10-QSB/A for the three month period ended February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, V. William Lucchetti, Jr., Chairman, Chief Executive Officer and President (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  V. William Lucchetti, Jr.
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     V. William Lucchetti, Jr.
     Chief Executive Officer


April 15, 2004